UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.                )

Filed by the Registrant   ☒             Filed by a Party other than the Registrant   ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Willis Towers Watson Public Limited Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On July 16, 2020, in accordance with Rule 15 of the Irish Takeover Panel Act, 1997, Takeover Rules 2013, Willis Towers Watson public limited company (“WTW”) and Aon plc sent the following communication to WTW equity award holders.

If you are in any doubt about the action you should take, you are recommended to immediately seek your own personal financial advice from one or more of your stockbroker, bank manager, solicitor, accountant, or an independent professional financial adviser who, if you are resident or taking advice in Ireland, is duly authorised under the European Union (Markets in Financial Instruments) Regulations 2017 (as amended) or the Investment Intermediaries Act 1995 (as amended), or, if you are not so resident and are not taking advice in Ireland, another appropriately authorised independent professional adviser.

Unless otherwise defined herein, the capitalized terms used in this letter shall have the meanings ascribed to those terms in the joint proxy statement (and/or the Business Combination Agreement attached thereto) circulated to WTW shareholders on or about 8 July 2020.

EXPLANATION FOR WTW EQUITY AWARD HOLDERS

under the

WILLIS TOWERS WATSON EQUITY PLANS

in connection with the

BUSINESS COMBINATION OF

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

AND

AON PLC

The opinion of Goldman Sachs & Co. LLC (“Goldman Sachs”) which is annexed to the joint proxy statement prepared by Aon plc (“Aon”) and Willis Towers Watson Public Limited Company (“WTW”) containing important information about the Proposed Combination (as defined herein) does not constitute a recommendation as to how WTW equity award holders may decide to act with respect to the WTW Options, WTW Share Awards and/or WTW Phantom Stock Unit Awards (each as defined herein) held by them nor does it express an opinion as to what the value of Aon shares will be when issued or the price at which Aon shares will trade at any time.

The directors of Aon accept responsibility for the information contained in this letter relating to Aon and the directors of Aon and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of Aon (who have taken all reasonable care to ensure that such is the case), the information contained in this letter for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The directors of WTW accept responsibility for the information contained in this letter relating to WTW and the directors of WTW and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of WTW (who have taken all reasonable care to ensure such is the case), the information contained in this letter for which they respectively accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The release, publication or distribution of this letter in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this letter and all other documents relating to the Proposed Combination are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any such restricted jurisdictions. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, Aon and WTW disclaim any responsibility or liability for the violations of any such restrictions by any person.

Goldman Sachs is acting as financial adviser to WTW and no one else in connection with the Proposed Combination and will not be responsible to anyone other than WTW for providing the protections afforded to clients of Goldman Sachs or for providing advice in relation to the Proposed Combination, the contents of this letter or any transaction or arrangement referred to herein. Goldman Sachs accepts no duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Goldman Sachs in connection with this letter, any statement contained herein or otherwise.

IMPORTANT ADDITIONAL INFORMATION HAS BEEN AND WILL BE FILED WITH THE SEC.

In connection with the Proposed Combination, on 8 July 2020, WTW and Aon filed with the Securities and Exchange Commission (the “SEC”) a definitive joint proxy statement containing further information relating to the implementation of the Proposed Combination. BEFORE MAKING ANY VOTING DECISION, WTW’S SHAREHOLDERS ARE URGED TO READ THE INFORMATION CONTAINED AND INCORPORATED BY REFERENCE IN THE JOINT PROXY STATEMENT, AND THE OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED COMBINATION, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED COMBINATION AND THE PARTIES TO THE PROPOSED COMBINATION. WTW’s shareholders and investors may obtain, without charge, a copy of the joint proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov/edgar.shtml or by requesting them in writing or by telephone from WTW at the following address, email or telephone number: Innisfree M&A Incorporated, c/o WTW Company Secretary, 501 Madison Avenue, 20th Floor, New York, New York 10022; (888) 750-5884; corporatesecretary@willistowerswatson.com; or Innisfree M&A Incorporated, c/o Matheson, 70 Sir John Rogerson’s Quay, Dublin 2, Ireland; +353 1 232 2000; dublin@matheson.com

NO OFFER OR SOLICITATION

This letter is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Proposed Combination or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

In particular, this letter is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Any securities issued as a result of the Proposed Combination by means of a scheme of arrangement are anticipated to be issued in reliance upon the exemption from the registration requirements of the Securities Act pursuant to the exemption from registration set forth in Section 3(a)(10) thereof.

Subject to the right of Aon to implement the Proposed Combination by way of a Takeover Offer as an alternative to the scheme, and subject to the provisions of the Business Combination Agreement entered into between WTW and Aon and with the Irish Takeover Panel’s consent, the Proposed Combination will be implemented solely by means of the scheme documentation, which will contain the full terms and conditions of the Proposed Combination, including details of how WTW’s shareholders may vote in respect of the Proposed Combination.

PARTICIPANTS IN THE SOLICITATION

Aon, WTW and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in proposed connection with the Proposed Combination. Information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of shareholders, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the joint proxy statement. Additional information about Aon’s directors and executive officers is contained in Aon’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 14, 2020, and its Proxy Statement on Schedule 14A, dated and filed with the SEC on April 24, 2020. Additional information about WTW’s directors and executive officers is contained in WTW’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 26, 2020, and its Proxy Statement on Schedule 14A, dated and filed with the SEC on April 27, 2020.

FORWARD-LOOKING STATEMENTS

This letter contains certain statements that are forward-looking, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations of management about future events. Forward-looking statements can often, but not always, be identified by the use of words such as “plans,” “expects,” “is subject to,” “budget,” “scheduled,” “estimates,” “forecasts,” “potential,” “continue,” “intends,” “anticipates,” “believes,” or variations of such words, and statements that certain actions, events or results “may,” “could,” “should,” “would,” “might” or “will” be taken, occur or be achieved.

Although management believe that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to be correct. By their nature, forward- looking statements involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by the forward-looking statements. Such factors include, but are not limited to, the possibility that the Proposed Combination will not be consummated, failure to obtain necessary shareholder or regulatory approvals or to satisfy any of the other conditions to the Proposed Combination, adverse effects on the market price of Aon and/or WTW securities and on Aon and/or WTW’s operating results for any reason, including, without limitation, because of the failure to consummate the Proposed Combination, the failure to realize the expected benefits of the Proposed Combination (including anticipated revenue and growth synergies), the failure to effectively integrate the combined companies following consummation of the Proposed Combination, negative effects of an announcement of the Proposed Combination, changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax laws, regulations, rates and policies, future business acquisitions or disposals, or any announcement relating to the proposed consummation of or failure to consummate the Proposed Combination on the market price of Aon and/or WTW securities, significant transaction and integration costs or difficulties in connection with the Proposed Combination and/or unknown or inestimable liabilities, pending or potential future litigation associated with the Proposed Combination, the potential impact of the announcement or consummation of the Proposed Combination on relationships, including with suppliers, customers, employees and regulators, and general economic, business and political conditions (including any epidemic, pandemic or disease outbreak) that affect the combined companies following the consummation of the Proposed Combination.

The factors identified above are not exhaustive. Aon, WTW and their subsidiaries operate in a dynamic business environment in which new risks may emerge frequently. Other unknown or unpredictable factors could also cause actual results and developments to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements should therefore be construed in the light of such factors. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made.

Further information concerning Aon and its businesses, including economic, competitive, governmental, regulatory, technological and other factors that could materially affect Aon’s results of operations and financial condition, is contained in Aon’s filings with the SEC. See Aon’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 14, 2020, Aon’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 1, 2020, and additional documents filed by Aon with the SEC, the contents of which are not incorporated by reference into, nor do they form part of this letter, for a further discussion of these and other risks and uncertainties applicable to Aon’s businesses.

Further information concerning WTW and its businesses, including economic, competitive, governmental, regulatory, technological and other factors that could materially affect WTW’s results of operations and financial condition, is contained in WTW’s filings with the SEC. See WTW’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 26, 2020, WTW’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on April 30, 2020, and additional documents filed by WTW with the SEC, the contents of which are not incorporated by reference into, nor do they form part of, this letter, for a further discussion of these and other risks and uncertainties applicable to WTW’s businesses.

Any forward-looking statements in this letter are based upon information available as of the date of this letter which, while believed to be true when made, may ultimately prove to be incorrect. Other than in accordance with legal or regulatory obligations, neither WTW nor Aon is under any obligation, and each expressly disclaims any intention or obligation, to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to Aon, WTW and/or any person acting on behalf of either of them are expressly qualified in their entirety by the foregoing paragraphs, and the information contained on any websites referenced in this letter is not incorporated by reference into this letter.

DEALING DISCLOSURE REQUIREMENTS

Under the provisions of Rule 8.3 of the Irish Takeover Panel Act, 1997, Takeover Rules, 2013 (the “Irish Takeover Rules”), if, during an “offer period,” any person is, or becomes “interested” (directly or indirectly) in 1 per cent. or more of any class of “relevant securities” of Aon or WTW, all “dealings” in any “relevant securities” of Aon or WTW (including by means of an option in respect of, or a derivative referenced to, any such relevant securities) must be publicly disclosed by no later than 3.30pm (Eastern time) in respect of the relevant securities of Aon and WTW on the business day following the date of the relevant transaction. The requirement will continue until this offer period ends. If two or more persons co-operate on the basis of any agreement, either express or tacit, either oral or written, to acquire an interest in relevant securities of Aon or WTW, they will be deemed to be a single person for the purposes of Rule 8.3 of the Irish Takeover Rules. Under Rule 8.1 of the Irish Takeover Rules, all dealings in relevant securities of WTW by Aon, or relevant securities of Aon by WTW, or by any party acting in concert with either of them must also be disclosed by no later than 12 noon (Eastern time) in respect of the relevant securities of Aon and WTW on the business day following the date of the relevant transaction. Interests in securities arise, in summary, when a person has a long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an interest by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms used in this paragraph should be read in light of the meanings given to those terms in the Irish Takeover Rules. If you are in any doubt as to whether or not you are required to disclose dealings under Rule 8 of the Irish Takeover Rules, consult with the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel by telephone on +353 1 678 9020.

JOINT LETTER FROM WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY AND AON PLC

Willis Towers Watson Public Limited Company	Aon plc
Willis Towers Watson House	Metropolitan Building
Elm Park, Merrion Road	James Joyce Street
Dublin 4, Ireland	Dublin 1, Ireland
D01 K0Y8

July 16, 2020

To:	WTW Equity Award Holders

Re:

Treatment of equity awards in respect of WTW ordinary shares in connection with the proposed business combination of Willis Towers Watson Public Limited Company (“WTW”) and Aon plc (“Aon”) (the “Proposed Combination”)

Dear WTW Equity Award Holder,

I.	INTRODUCTION

A.

As you are aware, on 9 March 2020, we announced the Proposed Combination, the terms of which are governed by a business combination agreement entered into between Aon and WTW (the “Business Combination Agreement”). One of the matters addressed by the Business Combination Agreement is the treatment of outstanding options to purchase WTW ordinary shares (“WTW Options”), other share awards denominated in ordinary shares (“WTW Share Awards”) and cash-settled phantom units, the value of which is determined by reference to the value of WTW ordinary shares (“WTW Phantom Stock Unit Awards”). The purpose of this letter is to set out the proposal as to how the Proposed Combination will affect your WTW Options, WTW Share Awards and WTW Phantom Stock Unit Awards.

B.

For your information, the cover letter to this communication contains a link to a copy of the joint proxy statement prepared by Aon and WTW containing important information about the Proposed Combination. The Business Combination Agreement is an exhibit to the joint proxy statement. If you are not able to access the joint proxy statement using this link, a copy is available from www.sec.gov/edgar.shtml, www.willistowerswatson.com and www.aon.com.

II.	TREATMENT OF YOUR WTW OPTIONS

A.

Under the terms of the Business Combination Agreement, upon the completion of the Proposed Combination, your existing WTW Options, to the extent then still outstanding, will be automatically assumed by Aon and converted into options to purchase a number of Aon ordinary shares (“Assumed Options”).

B.

The number of Aon ordinary shares over which you will have an option will be determined by multiplying (a) the number of WTW ordinary shares subject to the WTW Option immediately prior to the completion of the Proposed Combination by (b) 1.08 (the “Exchange Ratio”), rounded down to the nearest share.

C.

The per share exercise price (rounded up to the nearest whole cent) of the Assumed Options shall be determined by dividing (a) the per share exercise price of such WTW Option immediately prior to the completion of the Proposed Combination by (b) the Exchange Ratio.

D.

Except as described above (and save for terms rendered inoperative by reason of the Proposed Combination or for such other immaterial administrative or ministerial changes as in the reasonable and good faith determination of Aon are appropriate to effectuate the administration of the Assumed Options), the terms and conditions of your Assumed Options will be the same as your existing WTW Options, including any accelerated vesting in connection with a termination of service.

E.

If you hold nonqualified stock options or incentive stock options under the Willis Towers Watson plc 2012 Equity Incentive Plan (WTW EIP), details of your existing WTW Options can be located by accessing your account with Fidelity Stock Plan Services (Fidelity) through its website at www.NetBenefits.com or by calling 1-800-544-9354 (U.S.) or 1-800-544-0275 (outside U.S.). If you hold options under the Willis Towers Watson plc 2012 Sharesave Sub-Plan for the United Kingdom (U.K. SAYE Plan), details of your existing WTW Options can be located by accessing your account with Computershare through its website at www.computershare.com/wtwshareplans or by calling +44 (0) 344 472 6047. As soon as possible after the completion of the Proposed Combination, you will be sent details of (a) the number of new Aon ordinary shares that will be the subject of your Assumed Options; and (b) the exercise price of your Assumed Options, as it will not be possible to determine this information until the Proposed Combination has been completed.

III.	TREATMENT OF YOUR WTW SHARE AWARDS

A.

Under the terms of the Business Combination Agreement, upon completion of the Proposed Combination, (i) each of your WTW Share Awards that is a time-based vesting restricted stock unit that remains outstanding as of immediately prior to the completion of the Proposed Combination will be converted into the right to receive a number of Aon ordinary shares (“Assumed RSU Awards”) equal to (a) the applicable number of WTW ordinary shares subject to such WTW Share Award (including any corresponding dividend equivalent units) multiplied by (b) the Exchange Ratio and (ii) each of your WTW Share Awards that are performance-based restricted stock units (“WTW PSU Awards”) that remains outstanding as of immediately prior to the completion of the Proposed Combination will be converted into the right to receive a number of Aon ordinary shares (“Assumed PSU Awards”) equal to (a) the applicable number of WTW ordinary shares subject to such WTW Share Award (including any corresponding dividend equivalent units) based on (1) actual performance measured on the date on which the effective time of the Proposed Combination occurs for any WTW PSU Awards granted in 2018 and 2019 or (2) the greater of (x) target performance and (y) actual performance as of the effective time of the Proposed Combination (up to maximum performance) based on performance-based vesting goals that are prorated to reflect a shortened performance period for any WTW PSU Awards granted in 2020 and 2021.

B.

Any fractional shares resulting from the conversion of WTW Share Awards will be aggregated and rounded down to the nearest whole share such that each holder is rounded with respect to no more than a single share. Except as specified in Section 3.1 (and save for terms rendered inoperative by reason of the Proposed Combination or for such other immaterial administrative or ministerial changes as in the reasonable and good faith determination of Aon are appropriate to effectuate the administration of the Assumed RSU Awards and Assumed PSU Awards), each Assumed RSU Award and Assumed PSU Award shall continue to have, and shall be subject to, the same terms and conditions (including time vesting conditions, but excluding any performance-based vesting conditions) that applied to the underlying WTW Share Award immediately prior to the effective time of the Proposed Combination, including any accelerated vesting in connection with a termination of service.

C.

Upon the completion of the Proposed Combination, and without any action on the part of the holder thereof, each WTW Share Award granted to a WTW non-employee director (whether or not vested) shall vest.

D.

If you hold WTW RSU Awards or WTW PSU Awards under the WTW EIP, details of your existing WTW Share Awards can be located by accessing your account with Fidelity through its website at www.NetBenefits.com or by calling 1-800-544-9354 (U.S.) or 1-800-544-0275 (outside U.S.). If you have been allocated WTW Share Awards under the Willis Towers Watson Non-Qualified Deferred Savings Plan for U.S. Employees and/or the Willis Towers Watson Non-Qualified Stable Value Excess Plan for U.S. Employees, details of your existing WTW Share Awards can be located by accessing your account with Empower Retirement through its website at https://protect-eu.mimecast.com/s/rAJgCzVwIGXOMPUKvd6h?domain=empowermyretirement.com or by calling +1 833 WTW SAVE (1 833 989 7283). As soon as possible after the completion of the Proposed Combination, you will be sent details of the number of Aon ordinary shares that will be the subject of your Assumed RSU Awards and Assumed PSU Awards, as it will not be possible to determine this information until the Proposed Combination has been completed.

IV.	TREATMENT OF YOUR WTW PHANTOM STOCK UNIT AWARDS

A.

Under the terms of the Business Combination Agreement, upon completion of the Proposed Combination, each of your WTW Phantom Stock Unit Awards that remains outstanding will be converted into an award (“Assumed Phantom Awards”) with respect to a number of Aon ordinary shares equal to (a) the total number of units granted under such WTW Phantom Stock Unit Award (including any corresponding dividend equivalent units) multiplied by (b) the Exchange Ratio.

B.

Any fractional shares resulting from the conversion of WTW Phantom Stock Unit Awards will be aggregated and rounded down to the nearest whole share such that each holder is rounded with respect to no more than a single share. Except as specified in Section 4.1 (and save for terms rendered inoperative by reason of the Proposed Combination or for such other immaterial administrative or ministerial changes as in the reasonable and good faith determination of Aon are appropriate to effectuate the administration of the Assumed Phantom Awards), each Assumed Phantom Award shall continue to have, and shall be subject to, the same terms and conditions (including time vesting conditions, but excluding any performance-based vesting conditions) that applied to the underlying WTW Phantom Stock Unit Award immediately prior to the effective time of the Proposed Combination, including any accelerated vesting in connection with a termination of service, but excluding the type of property (i.e., shares or cash) payable upon settlement of the Assumed Phantom Awards (subject to the terms of the WTW Phantom Stock Unit Awards and applicable law); provided that, to the extent any Assumed Phantom Awards are settled in Aon ordinary shares, Aon shall provide that participants shall be entitled to elect that any withholding tax obligations may be satisfied through a net settlement or a sell to cover arrangement.

V.	CONVERSION TO TAKE EFFECT AUTOMATICALLY AND NO ACTION IS REQUIRED BY YOU

A.

You are not required to take any action to ensure that your WTW Options are converted into Assumed Options, your WTW Share Awards are converted into Assumed RSU Awards and Assumed PSU Awards and your WTW Phantom Stock Unit Awards are converted into Assumed Phantom Awards as described above.

B.

It should also be noted that in the event that, for whatever reason, the Proposed Combination is not completed, there will be no change to the rights you currently enjoy and you will continue to hold your WTW Options, WTW Share Awards and WTW Phantom Stock Unit Awards subject to their existing terms and conditions.

VI.	EXERCISE OF WTW / ASSUMED OPTIONS

A.

Prior to the completion of the Proposed Combination, all vested WTW Options remain exercisable in the normal manner in accordance with the terms and conditions governing such WTW Options and once exercised you will be entitled to participate in the Proposed Combination in respect of the WTW ordinary shares issued pursuant to the share exercise. If you wish to exercise your vested WTW Options, please do so by accessing your account with Fidelity through its website at www.NetBenefits.com or by calling 1-800-544-9354 (U.S.) or 1-800-544-0275 (outside U.S.), or by accessing your account with Computershare through its website at www.computershare.com/wtwshareplans or by calling +44 (0) 344 472 6047, as applicable. As an exercise of an option can take several days to process, you should note that if you seek to exercise your vested WTW Options too close to the completion of the Proposed Combination, it may not be possible to complete the exercise in time to deliver to you shares in WTW. If this happens, your vested WTW Option will be exchanged for a vested Assumed Option as described in Section 2 of this letter.

B.

Should you wish to exercise your Assumed Options after the completion of the Proposed Combination, please do so by accessing your account with Fidelity through its website at www.NetBenefits.com or by calling 1-800-544-9354 (U.S.) or 1-800-544-0275 (outside U.S.), or by accessing your account with Computershare through its website at www.computershare.com/wtwshareplans or by calling +44 (0) 344 472 6047, as applicable. As with your existing WTW Options, the exercise price for your Assumed Options will be payable in US dollars if you are exercising nonqualified stock options or incentive stock options granted under the WTW EIP, and will be payable in pounds sterling (GBP) if you are exercising options granted under the U.K. SAYE Plan.

C.

An exercise of your options may be subject to tax and, accordingly, we recommend that you consult your own tax advisors about the tax consequences under the laws of the relevant jurisdiction of any exercise of your options.

D.	Please note that if you fail to exercise your Assumed Options, once acquired, prior to their lapsing date, they will lapse and you will lose the benefit of them.

VII.	VIEW OF THE BOARD OF DIRECTORS OF WTW

The directors of WTW, who have been so advised by Goldman Sachs, consider the treatment of the WTW Options, WTW Share Awards and WTW Phantom Stock Unit Awards described in this letter to be fair and reasonable. In providing financial advice to the directors of WTW, Goldman Sachs has taken account of the commercial assessments of the directors of WTW in relation to the Proposed Combination and the WTW Options, the WTW Share Awards and WTW Phantom Stock Unit Awards.

Yours faithfully,

/s/ John Haley	/s/ Lisa Stevens
Chief Executive Officer	Chief People Officer
On behalf of Willis Towers Watson Public Limited Company	On behalf of Aon plc